7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-6471	Contact Cliff Sifford President and Chief Executive Officer or W. Kerry Jackson Senior Executive Vice President, Chief Operating and Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL EXPANDS BOARD WITH APPOINTMENT OF NEW DIRECTOR

COMPANY DECLARES QUARTERLY CASH DIVIDEND OF $0.075 PER SHARE

Evansville, Indiana, September 13, 2017 - Shoe Carnival, Inc. (NASDAQ: SCVL) a leading retailer of moderately priced footwear and accessories, announced today that its Board of Directors has elected Charles Tomm, a Principal at Heritage Capital Group, as a director effective September 12, 2017. With this addition, Shoe Carnival's Board has eight directors.

Cliff Sifford, President and Chief Executive Officer, commented, "We are pleased to welcome Charlie to our Board of Directors. We look forward to leveraging the diverse experiences and perspectives that he will bring to the Board of Shoe Carnival."

Mr. Tomm, currently a Principal at Heritage Capital Group, was President and CEO of Brumos Automotive from January 2009 through March 2016. Prior to that, he was President and CEO of the Coggin-Courtesy subsidiary of Asbury Automotive Group. During his tenure with Coggin from 1994 to 2008, he served in several executive positions and managed the mergers of Coggin Automotive with Asbury Automotive Group in 1998 and with Courtesy Automotive Group in 2003. His prior business experience was in investment banking, oil field services, trucking, and the private practice of law with Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman).

In addition, the Company's Board of Directors approved the payment of a quarterly cash dividend of $0.075 per share to be paid on October 16, 2017, to shareholders of record as of the close of business on October 2, 2017.

Future declarations of dividends are subject to approval of the Board of Directors and will depend on the Company's results of operations, financial condition, business conditions and other factors deemed relevant by the Board of Directors.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation's largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national and regional name brands.  As of September 13, 2017, the Company operates 419 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic crisis in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; our ability to successfully navigate the increasing use of on-line retailers for fashion purchases and the impact on traffic and transactions in our physical stores; our ability to attract customers to our e-commerce website and to successfully grow our e-commerce sales; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees; our ability to manage our third-party vendor relationships; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments in, and continued favorable trade relations with, China and other countries which are the major manufacturers of footwear; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; our ability to meet our labor needs while controlling costs; future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company's SEC filings, including the Company's latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.